SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):    October 25, 1996

                            Overseas Filmgroup, Inc.
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             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)


          0-25308                                       13-3751702
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    (Commission File Number)               (I.R.S. Employer Identification No.)


     8800 Sunset Boulevard, Los Angeles, California                  90067
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          (Address of Principal Executive Offices)                 (Zip Code)

                                 (310) 855-1199
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              (Registrant's Telephone Number, Including Area Code)

                  Entertainment/Media Acquisition Corporation
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         (Former Name or Former Address, if Changed Since Last Report)

             202 North Canon Drive, Beverly Hills, California 90210
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                                (Former Address)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

                  The response to Item 2 hereof is incorporated herein by reference.


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

                  On October 31, 1996, the Registrant, formerly known as Entertainment/Media Acquisition Corporation ("EMAC"), consummated its acquisition of Overseas Filmgroup, Inc., a Delaware corporation ("Pre-Merger Overseas"), pursuant to the Agreement of Merger, dated as of July 2, 1996, as amended as of September 20, 1996, among EMAC, Pre-Merger Overseas and Ellen Dinerman Little and Robert B. Little (as amended, the "Merger Agreement"). The acquisition was effected by the merger (the "Merger") of Pre-Merger Overseas with and into EMAC, with EMAC being the surviving corporation. Following the Merger, EMAC changed its name to "Overseas Filmgroup, Inc." and succeeded to the business of Pre-Merger Overseas.

                  The total merger consideration paid by the Registrant to the stockholders of Pre- Merger Overseas consisted of: (i) 3,177,778 shares of the Registrant's common stock, par value $.001 per share ("Common Stock"); (ii) $1.5 million in cash; and (iii) a $2.0 million, 9%, five-year secured promissory note (collectively, the "Merger Consideration"). The amount of Merger Consideration was determined through negotiations. EMAC considered the parties' valuation of Pre-Merger Overseas, the cash value per share of EMAC common stock, the allocation of Merger Consideration among stock, cash, and promissory note and the number of outstanding shares of common stock of Pre-Merger Overseas. The Merger Consideration was paid from the proceeds of a trust fund which held approximately 90% of the net proceeds of EMAC's initial public offering of Common Stock (the "IPO") consummated in February, 1995. The stockholders of Pre-Merger Overseas to whom the Merger Consideration was paid were Ellen Dinerman Little, Robert B. Little and William F. Lischak.

                  Reference is made to "Principal Stockholders of EMAC" contained in the Registrant's definitive Proxy Statement (the "EMAC Proxy Statement") dated September 25, 1996 filed with the Securities and Exchange Commission pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, for information regarding the control of the Registrant prior to the consummation of the Merger.

                  Upon consummation of the Merger, Ellen Dinerman Little and Robert B. Little each became the beneficial owner of 3,277,778 shares of Common Stock (calculated in the manner set forth below) or approximately 55.8% of Common Stock. Such holdings of each of Ms. Little and Mr. Little include (i) the shares of Common Stock received as part of the Merger Consideration and held by Ms. Little and Mr. Little as community property; (ii) a voting proxy jointly held by Ms. Little and Mr. Little with respect to 249,560 shares of Common Stock owned by William F. Lischak; and (iii) 100,000 shares of Common Stock subject to currently exercisable options granted to such person under the 1996 Special Stock Option Plan and Agreement (the "Management Option Plan") (but does not include the shares of Common Stock subject to currently exercisable options granted to such person's spouse under the Management Option Plan, but which generally are only exercisable by such person). Such holdings of each of Ms. Little and Mr. Little also do not include 1,000,000 shares of Common Stock subject to options granted to each of Ms. Little and Mr. Little under the Management Option Plan, the exercisability of which is subject to certain vesting requirements.

                  Upon consummation of the Merger, Ellen Dinerman Little, Robert B. Little, the Registrant's initial stockholders (i.e., those stockholders who owned common stock prior the IPO) (the "Initial Stockholders") and the Registrant entered into a Stockholders' Voting Agreement, pursuant to which they have agreed to use their best efforts to cause the Registrant's board of directors to consist of seven members, including four individuals designated by Ms. Little and Mr. Little, and three individuals designated by the Initial Stockholders. the Stockholders' Voting Agreement will terminate eight and one-half years from the consummation of the Merger, or sooner if the employment of Ms. Little, Mr. Little and Mr. Lischak is terminated. In addition, if Ms. Little and Mr. Little, or the Initial Stockholders fall below certain stock ownership thresholds, such group's right to designate directors, but not their obligation to vote for the designees of the other group, will terminate. In addition, the Stockholders' Voting Agreement contains other provisions which require the affirmative vote of at least 75% of the authorized number of directors in certain circumstances. Reference is made to the Stockholders' Voting Agreement, a copy of which has been filed herewith as
Exhibit 10.14.

                  Pursuant to the Merger Agreement, the Registrant has also adopted certain guidelines for the operation of its business, a copy of which has been filed herewith as Exhibit 10.19.

                  Upon consummation of the Merger, the officers of EMAC resigned their respective positions. New executive officers were appointed by the Registrant's board of directors as follows:


     Name                                       Position

     Ellen Dinerman Little      Co-Chairman of the Board of Directors,
                                Co-Chief Executive Officer and President
     Robert B. Little           Co-Chairman of the Board of Directors and
                                  Co-Chief Executive Officer
     William F. Lischak         Chief Operating Officer, Chief Financial
                                  Officer and Secretary
     Richard Guardian           Senior Vice President, Worldwide Distribution
     Mansour Mostaedi           Senior Vice President, Finance and Accounting
     Mary Jane (MJ) Peckos      Senior Vice President, Domestic Distribution
                                  and Marketing

                  Pre-Merger Overseas, and now, the Registrant, is an independent film company which specializes in the acquisition and worldwide license or sale of distribution rights to independently produced, feature films in a wide variety of genres.

                  For further information regarding the Merger, please refer to the EMAC Proxy Statement, the contents of which are incorporated herein by reference.


ITEM 5.  OTHER EVENTS.

                  On October 25, 1996, the stockholders of the Registrant approved amendments to, and restatement of, the Registrant's Certificate of Incorporation to, among other things, (i) change the Registrant's name to "Overseas Filmgroup, Inc.," (ii) increase the authorized capital stock and
(iii) enact certain anti-takeover provisions, including, without limitation, a classified board of directors. Such amendments to, and restatement of, the Registrant's Certificate of Incorporation became effective as of October 31, 1996. Pursuant to the classification of the board of directors, the stockholders elected Robert B. Little and Stephen K. Bannon as Class I directors, Ellen Dinerman Little and Scot K. Vorse as Class II directors, and William F. Lischak, Jeffrey A. Rochlis and Alessandro Fracassi as Class III directors. A copy of the Restated Certificate of Incorporation has been filed herewith as Exhibit 3.1.

                  On October 25, 1996, the stockholders of the Registrant ratified the appointment of Price Waterhouse LLP, Los Angeles, California, as independent auditors of the Registrant. Reference is made to "Information Concerning Independent Auditors of EMAC" in the EMAC Proxy Statement for more information regarding the change of the Registrant's independent auditors as previously reported therein.

                  On October 31, 1996, the Registrant's board of directors adopted the bylaws a copy of which has been filed herewith as Exhibit 3.2.

                  On October 31, 1996, the Registrant issued a press release announcing the consummation of the Merger. A copy of the press release has been filed herewith as Exhibit 99.2.

                  On October 31, 1996, pursuant to the Merger Agreement, the Registrant issued a secured promissory note, as partial payment of the Merger Consideration, to Ellen Dinerman Little and Robert B. Little, a copy of which has been filed herewith as Exhibit 10.1.

                  On October 31, 1996, pursuant to the Merger Agreement, the Registrant entered into indemnity agreements which each of its officers and directors, each of which has been filed herewith as Exhibit 10.2 through 10.8.

                  On October 31, 1996, pursuant to the Merger Agreement, the Registrant entered into employment agreements with each of Ellen Dinerman Little, Robert B. Little and William

F. Lischak, each of which has been filed herewith as Exhibits 10.9, 10.10 and 10.11, respectively.

                  On October 31, 1996, pursuant to the Merger Agreement, the Registrant entered into a Security Agreement with Ellen Dinerman Little and Robert B. Little, a copy of which is attached hereto as Exhibit 10.12.

                  On October 31, 1996, pursuant to the Merger Agreement, the Registrant entered into a Tax Reimbursement Agreement with Ellen Dinerman Little, Robert B. Little and William F. Lischak, a copy of which is attached hereto as Exhibit 10.13.

                  On October 31, 1996, pursuant to the Merger Agreement, the Registrant entered into a Lock-Up and Registration Rights Agreement with Ellen Dinerman Little, Robert B. Little and William F. Lischak, a copy of which has been filed herewith as Exhibit 10.15.

                  On October 31, 1996, pursuant to the Merger Agreement, the Registrant issued an unsecured promissory note to Ellen Dinerman Little and Robert B. Little representing the cash value of certain life insurance policies under which the Registrant has been named as the beneficiary, a copy of which has been filed herewith as Exhibit 10.16.

                  On October 31, 1996, the Registrant entered into Non-Competition Agreements with Ellen Dinerman Little and Robert B. Little, copies of which have been filed herewith as Exhibits 10.17 and 10.18, respectively.

                  On October 28, 1996, the Registrant entered into a letter agreement amending the Unit Purchase Options, effective upon consummation of the Merger, a copy of which has been filed herewith as Exhibit 4.5.

                  On October 31, 1996, the Registrant issued a warrant to Jefferson Capital Group, Ltd., a copy of which has been filed herewith as
Exhibit 4.6.

                  On October 25, 1996, the Registrant's stockholders approved the Management Option Plan, a copy of which has been filed herewith as Exhibit
99.1. The Management Option Plan was executed on October 31, 1996.

                  On October 25, 1996, the Registrant's stockholders approved the 1996 Basic Stock Option and Stock Appreciation Rights Plan.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

                  (A)   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                        The unaudited financial statements for the six months ended June 30, 1996 and the audited financial statements for the years ended December 31, 1995 and 1994 of Pre- Merger Overseas are contained in the EMAC Proxy Statement and are incorporated herein by reference.

                  (B)   PRO FORMA FINANCIAL INFORMATION.

                        Attached hereto are:

                        (1) the unaudited pro forma combined balance sheet as of June 30, 1996; and

                        (2) the unaudited pro forma combined statements of income for the six months ended June 30, 1996 and the year ended December 31, 1995.


                  (C)   EXHIBITS.

2.1 Agreement of Merger among EMAC, Pre-Merger Overseas and Ellen Dinerman Little and Robert B. Little, dated as of July 2, 1996 (incorporated by reference to exhibit 10.7 to the Registrant's Form 10-Q for the quarter ended May 31, 1996).

2.2 Amendment to Agreement of Merger among EMAC, Pre-Merger Overseas and Ellen Dinerman Little and Robert B. Little, dated as of September 20, 1996 (incorporated by reference to exhibit 10.8 to the Registrant's Form 10-Q for the quarter ended August 31, 1996).

3.1      Restated Certificate of Incorporation.

3.2      Bylaws.

4.1      Form of Common Stock Certificate.

4.2 Form of Warrant Certificate (incorporated by reference to exhibit 4.2 to the Registrant's Registration Statement on Form S-1, Registration No. 33-83624 ("Registrant's Registration Statement")).

4.3 Form of Unit Purchase Option granted to Underwriters (incorporated by reference to exhibit 4.3 to the Registrant's Registration Statement).

4.4 Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to exhibit 4.4 to the Registrant's Registration Statement).

4.5      Letter agreement amending Unit Purchase Options, dated
         October 28, 1996.

4.6      Warrant issued to Jefferson Capital Group, Ltd.

10.1     Secured Promissory Note, dated October 31, 1996.

10.2     Indemnity Agreement with Ellen Dinerman Little, dated October 31, 1996.

10.3     Indemnity Agreement with Robert B. Little, dated October 31, 1996.

10.4     Indemnity Agreement with William F. Lischak, dated October 31, 1996.

10.5     Indemnity Agreement with Stephen K. Bannon, dated October 31, 1996.

10.6     Indemnity Agreement with Scot K. Vorse, dated October 31, 1996.

10.7     Indemnity Agreement with Jeffrey A. Rochlis, dated October 31, 1996.

10.8     Indemnity Agreement with Alessandro Fracassi, dated October 31, 1996.

10.9     Employment Agreement with Ellen Dinerman Little, dated
         October 31, 1996.

10.10    Employment Agreement with Robert B. Little, dated as of
         October 31, 1996.

10.11    Employment Agreement with William F. Lischak, dated as of
         October 31, 1996.

10.12    Security Agreement, dated as of October 31, 1996.

10.13    Tax Reimbursement Agreement, dated as of October 31, 1996.

10.14    Insurance Note, dated October 31, 1996.

10.15    Stockholders' Voting Agreement, dated October 31, 1996.

10.16    Lock-Up and Registration Rights Agreement, dated October 31, 1996.

10.17 Non-Competition Agreement with Ellen Dinerman Little, dated as of October 31, 1996.

10.18 Non-Competition Agreement with Robert B. Little, dated as of October 31, 1996.

99.1     1996 Special Stock Option Plan and Agreement.

99.2     Press Release issued by the Registrant on October 31, 1996.

ITEM 8.  CHANGE IN FISCAL YEAR.

                  On October 31, 1996, the board of directors of the Registrant voted to change the Registrant's fiscal year from November 30 to December 31, effective for the fiscal year ending December 31, 1996. The report covering the transition period will be reflected on the Registrant's Form 10-K for the fiscal year ending December 31, 1996.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   Overseas Filmgroup, Inc.
                                          (Registrant)

                                   By:       /s/ William F. Lischak
                                   Name:     William F. Lischak
                                   Title:    Chief Operating Officer, Chief
                                              Financial Officer and Secretary

Dated:  November 12, 1996

                                 EXHIBIT INDEX


2.1 Agreement of Merger among EMAC, Pre-Merger Overseas and Ellen Dinerman Little and Robert B. Little, dated as of July 2, 1996 (incorporated by reference to exhibit 10.7 to the Registrant's Form 10-Q for the quarter ended May 31, 1996).

2.2 Amendment to Agreement of Merger among EMAC, Pre-Merger Overseas and Ellen Dinerman Little and Robert B. Little, dated as of September 20, 1996 (incorporated by reference to exhibit 10.8 to the Registrant's Form 10-Q for the quarter ended August 31, 1996).

3.1      Restated Certificate of Incorporation.

3.2      Bylaws.

4.1      Form of Common Stock Certificate.

4.2 Form of Warrant Certificate (incorporated by reference to exhibit 4.2 to the Registrant's Registration Statement on Form S-1, Registration No. 33-83624 ("Registrant's Registration Statement")).

4.3 Form of Unit Purchase Option granted to Underwriters (incorporated by reference to exhibit 4.3 to the Registrant's Registration Statement).

4.4 Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to exhibit 4.4 to the Registrant's Registration Statement).

4.5      Letter agreement amending Unit Purchase Options, dated
         October 28, 1996.

4.6      Warrant issued to Jefferson Capital Group, Ltd.

10.1     Secured Promissory Note, dated October 31, 1996.

10.2     Indemnity Agreement with Ellen Dinerman Little, dated October 31, 1996.

10.3     Indemnity Agreement with Robert B. Little, dated October 31, 1996.

10.4     Indemnity Agreement with William F. Lischak, dated October 31, 1996.

10.5     Indemnity Agreement with Stephen K. Bannon, dated October 31, 1996.

10.6     Indemnity Agreement with Scot K. Vorse, dated October 31, 1996.

10.7     Indemnity Agreement with Jeffrey A. Rochlis, dated October 31, 1996.

10.8     Indemnity Agreement with Alessandro Fracassi, dated October 31, 1996.

10.9     Employment Agreement with Ellen Dinerman Little, dated
         October 31, 1996.

10.10    Employment Agreement with Robert B. Little, dated as of
         October 31, 1996.

10.11    Employment Agreement with William F. Lischak, dated as of
         October 31, 1996.

10.12    Security Agreement, dated as of October 31, 1996.

10.13    Tax Reimbursement Agreement, dated as of October 31, 1996.

10.14    Insurance Note, dated October 31, 1996.

10.15    Stockholders' Voting Agreement, dated October 31, 1996.

10.16    Lock-Up and Registration Rights Agreement, dated October 31, 1996.

10.17 Non-Competition Agreement with Ellen Dinerman Little, dated as of October 31, 1996.

10.18 Non-Competition Agreement with Robert B. Little, dated as of October 31, 1996.

99.1     1996 Special Stock Option Plan and Agreement.

99.2     Press Release issued by the Registrant on October 31, 1996.

              UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

        The following unaudited pro forma combined financial statements are based upon the financial statements of Pre-Merger Overseas Filmgroup and EMAC, combined and adjusted to give effect to the Merger. Pursuant to the Merger Agreement, all of the outstanding shares of Common Stock of Pre-Merger Overseas were converted into shares of EMAC Common Stock plus additional consideration, consisting of cash and a secured promissory note. The unaudited pro forma financial statements reflect a recapitalization of Pre-Merger Overseas, with the issuance of shares by Pre-Merger Overseas, for the net assets of EMAC, consisting primarily of cash. These pro forma combined financial statements conform to Pre-Merger Overseas' fiscal year since the operations of the surviving corporation will primarily be those of Pre-Merger Overseas. This presentation is considered a more accurate reflection of results and would not be materially different if EMAC's fiscal year of November 30 were the basis of presentation. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma financial statements.

        The unaudited pro forma combined statements of income for the six months ended June 30, 1996 and for the year ended December 31, 1995 give effect to the Merger as if it had occurred on January 1, 1995. The unaudited pro forma combined statement of income for the six-month period ended June 30, 1996 was prepared based on the unaudited statement of income of Pre-Merger Overseas for the six months ended June 30, 1996 and of EMAC for the six months ended August 31, 1996. The unaudited pro forma statement of income for the year ended December 31, 1995 was prepared based on the statement of income of Pre-Merger Overseas for the year ended December 31, 1995 and of EMAC for the year ended November 30, 1995.

The unaudited pro forma combined balance sheet at June 30, 1996 gives effect to the Merger as if it had occurred on such date and was prepared based on the unaudited balance sheets of Pre-Merger Overseas as of June 30, 1996 and of EMAC as of August 31, 1996.

The unaudited pro forma combined financial statements are not necessarily indicative of the results of operations of financial position of the surviving corporation that would have occurred had the Merger occurred at the beginning of each period presented or on the date indicated, nor are they necessarily indicative of future operating results or financial position. They should be read in conjunction with (i) the notes hereto, (ii) EMAC's unaudited financial statements and the notes thereto as of and for the quarter ended August 31, 1996, included in the Form 10-Q of EMAC for the quarterly period ended August 31, 1996, and EMAC's audited financial statements and the notes thereto as of and for the year ended November 30, 1995, included in EMAC's Annual Report on Form 10-K for the year ended November 30, 1995, and (iii) the audited and unaudited financial information for Pre-Merger Overseas included in the EMAC Proxy Statement incorporated by reference elsewhere herein.

                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                             AS OF JUNE 30, 1996


                                                        HISTORICAL               PRO FORMA ASSUMING (A)
                                                --------------------------     ----------------------------
                                                PRE-MERGER
ASSETS                                            OVERSEAS        EMAC          ADJUSTMENTS      COMBINED
                                                -----------   ------------     --------------  ------------
Cash and cash equivalents .....................  $   304,916   $   112,590 F   $    (112,590) $    304,916
U.S. government security deposited in Trust
 Fund and accrued interest thereon ............                 11,069,994 B      (5,000,000)

                                                                           H        (703,600)
                                                                           B        (265,000)
                                                                           F      (5,101,394)
Accounts receivable ...........................   11,014,923                                    11,014,923
Film costs, net of accumulated amortization  ..   27,327,904                                    27,327,904
Fixed assets, net of accumulated depreciation        422,880                                       422,880
Other assets ..................................      565,262       391,926 H        (669,000)      288,188
                                                -----------   ------------     -------------- ------------
                                                 $39,635,885  $ 11,574,510     $ (11,851,584) $ 39,358,811
                                                ===========   ============     ============== ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses  ........  $ 2,261,980 $     309,117 H   $    (372,600) $  2,198,497
Payable to producers ..........................    5,707,044                                     5,707,044
Notes payable, banks ..........................   17,013,163               F      (5,213,984)   11,799,179
Deferred income taxes .........................      130,000               G       2,400,000     2,530,000
Deferred revenue ..............................    1,879,700                                     1,879,700
Notes payable, shareholders ...................                            C       2,000,000     2,000,000
                                                 -----------  ------------     --------------  ------------
 TOTAL LIABILITIES ............................   26,991,887       309,117        (1,186,584)   26,114,420
                                                 -----------  ------------     --------------  ------------
Common stock subject to possible
 conversion, 419,999 shares ...................                  2,212,892 D      (2,212,892)
STOCKHOLDERS' EQUITY:
Common stock ..................................          500         2,180 E           3,178         5,778
                                                                           D             420
                                                                           E            (500)
Additional paid-in capital ....................      170,000     9,047,741 B      (1,500,000)
                                                                           C      (2,000,000)
                                                                           D       2,212,472
                                                                           E          (3,178)
                                                                           E             500
                                                                           E          15,185
                                                                           E       4,948,182
                                                                           H      (1,000,000)   11,890,902
Retained earnings .............................   12,473,498         2,580 B      (3,500,000)
                                                                           E         (15,185)
                                                                           E      (4,948,182)
                                                                           B        (265,000)
                                                                           G      (2,400,000)    1,347,711
                                                 -----------  ------------     --------------  -----------
 TOTAL STOCKHOLDER EQUITY .....................   12,643,998     9,052,501        (8,452,108)   13,244,391
                                                 -----------  ------------     --------------  -----------
                                                 $39,635,885  $ 11,574,510     $ (11,851,584)  $39,358,811
                                                 ===========  ============     ==============  ===========

NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

   EMAC stockholders did not exercise any redemption rights in connection with the Merger and the unaudited pro forma combined balance sheet is presented on this basis.

   There were 100 shares of Overseas common stock outstanding as of June 30, 1996. On a pro forma basis after the Merger, 5,777,778 shares of EMAC Common Stock will be outstanding, which assumes 2,600,000 of previously outstanding shares and 3,177,778 shares issued in exchange for outstanding shares of Overseas common stock.

   B. Represents the release of restricted cash from the Trust Fund as a result of the Merger, which is then used to pay Merger Consideration ($1,500,000), to repay debt used to fund distributions made to Overseas Stockholders ($3,500,000) and to reimburse the Overseas Stockholders for certain federal income taxes ($265,000).

   C. Represents issuance of the Merger Note as Merger Consideration paid to the Overseas Stockholders.

   D. Represents the reclassification of EMAC Common Stock subject to possible redemption.

   E. Represents the recapitalization of stockholders' equity based upon the issuance of EMAC Common Stock in exchange for Overseas Common Stock. This includes a reclassification of remaining S corporation retained earnings to additional paid-in capital. The amount which is not reclassified represents Overseas Filmgroup's C corporation retained earnings prior to January 1, 1989, the effective date of Overseas Filmgroup's initial S corporation election.

   F. Represents the release of restricted cash from the Trust Fund as a result of the Merger and other EMAC cash used to repay debt of Overseas Filmgroup concurrent with the Merger.

   G. Represents the recognition of a deferred federal income tax liability and the related earnings impact on Overseas Filmgroup upon termination of S corporation status and conversion to C Corporation status for federal income tax purposes upon consummation of the Merger.

   H. Represents the impact of total estimated expenses of $1,000,000 by EMAC and Overseas Filmgroup in connection with the Merger.

               UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                         YEAR ENDED DECEMBER 31, 1995


                                              HISTORICAL                      PRO FORMA (A)
                                     --------------------------       ----------------------------
                                        OVERSEAS        EMAC            ADJUSTMENTS     COMBINED
                                     -------------  -----------       -------------  -------------
Revenues ...........................   $21,672,510                                     $21,672,510

Expenses:
 Film costs ........................    16,320,694               F       $ (96,000)     16,224,694
 Selling, general and
  administrative expenses ..........     2,721,745   $  284,069  B         350,000       3,310,147
                                                                 C         (45,667)
                                     -------------  -----------       -------------  -------------
 Total expenses ....................    19,042,439      284,069            208,333      19,534,841
                                     -------------  -----------       -------------  -------------
 Income (loss) from operations  ....     2,630,071     (284,069)          (208,333)      2,137,669
                                     -------------  -----------       -------------  -------------
 Other income (expense) ............       263,995      475,084  D        (475,084)
                                                                 E         150,450         414,445
                                     -------------  -----------       -------------  -------------
 Income before income taxes  .......     2,894,066      191,015           (532,967)      2,552,114
 Provision for income taxes  .......       432,905       59,000  G         442,095         934,000
                                     -------------  -----------       -------------  -------------
 Net income ........................   $ 2,461,161   $  132,015          $(975,062)    $ 1,618,114
                                     =============  ===========       =============  =============

 Earnings per share ................                 $     0.06                        $      0.28
                                                    ===========                      =============

 Weighted average number of common
  shares and common share
  equivalents outstanding ..........                  2,093,699                  H       5,777,778
                                                    ===========                      =============

               UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                        SIX MONTHS ENDED JUNE 30, 1996


                                              HISTORICAL                         PRO FORMA (A)
                                     --------------------------       ---------------------------------
                                        OVERSEAS        EMAC            ADJUSTMENTS          COMBINED
                                     -------------  -----------       -------------       -------------
Revenues ...........................   $15,751,970                                          $15,751,970
Expenses:
 Film costs ........................    12,506,663               F       $ (48,000)          12,458,663
 Selling, general and
  administrative expenses ..........     1,662,152   $  196,795  B         175,000            2,003,947
                                                                 C         (30,000)
                                     -------------  -----------       -------------       -------------
 Total expenses ....................    14,168,815      196,795             97,000           14,462,610
                                     -------------  -----------       -------------       -------------
 Income (loss) from operations  ....     1,583,155     (196,795)           (97,000)           1,289,360
                                     -------------  -----------       -------------       -------------
 Other income (expense) ............        79,907      279,293  D        (279,293)
                                                                 E          80,406              160,313
                                     -------------  -----------       -------------       -------------
 Income before income taxes  .......     1,663,062       82,498           (295,887)           1,449,673
 Provision for income taxes  .......       122,638       35,700  G         370,662              529,000
                                     -------------  -----------       -------------       -------------
 Net income ........................   $ 1,540,424   $   46,798          $(666,549)         $   920,673
                                     =============  ===========       =============       =============

 Primary earnings per share  .......                 $     0.02                             $      0.16
                                                    ===========                           =============
 Fully diluted earnings per share  .                                                 I             0.14
                                                                                          =============
 Weighted average number of common
  shares and common share
  equivalents outstanding (primary)                   2,600,000                      H        5,777,778
                                                    ===========                           =============
 Weighted average number of common
  shares and common share
  equivalents outstanding (fully
  diluted) .........................                                                 I       10,247,222
                                                                                          =============

NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

   EMAC stockholders did not exercise any redemption rights in connection with the Merger and the unaudited pro forma statements of income are presented on this basis.

   Upon consummation of the Merger, four companies which are owned in whole (or 99%) by Ellen Dinerman Little and Robert B. Little (the principal shareholders of Overseas Filmgroup) were transferred to Overseas Filmgroup for nominal consideration. These companies, which became wholly owned subsidiaries of the Surviving Corporation, do not have significant assets, liabilities or operations.

   B. For the year ended December 31, 1995, and six months ended June 30, 1996, represents the increased salaries to be paid to certain officers and senior management pursuant to the Employment Agreements and otherwise.

   C. For the year ended December 31, 1995, and six months ended June 30, 1996, represents the elimination of EMAC fees and occupancy costs payable to Bannon & Co. which terminated on the date of the Merger.

   D. For the year ended December 31, 1995, and six months ended June 30, 1996, represents the elimination of interest income on EMAC's investment in a U.S. government security deposited in the Trust Fund, and other interest income on EMAC's short term investments which were liquidated upon consummation of the Merger to pay the cash portion of the Merger Consideration and repay debt of Overseas Filmgroup.

   E. For the year ended December 31, 1995, and six months ended June 30, 1996, represents (i) the elimination of $317,000 and $167,393, respectively, of interest expense on debt assumed repaid with funds available upon consummation of the Merger, and, (ii) interest expense of $166,550 and $86,987, respectively, paid on the Merger Note.

   F. For the year ended December 31, 1995, and six months ended June 30, 1996, represents the reduction of film cost expense resulting from the reduction of capitalized interest relating to debt on film acquisitions.

   G. For the year ended December 31, 1995, and six months ended June 30, 1996, represents the income tax provision at an effective rate of approximately 36.4% on the pro forma combined income before taxes.

   H. This weighted average number of common shares and common share equivalents is based upon 2,600,000 shares of EMAC Common Stock outstanding immediately prior to the Merger and the issuance of 3,177,778 shares as part of the Merger Consideration.

   I. Fully diluted earnings per share gives effect to dilutive warrants and options that will be outstanding upon consummation of the Merger. The dilutive effect is based on the June 30, 1996 market price of EMAC Common Stock. Using the treasury stock method, 4,469,444 net new shares are added to total common shares outstanding. Net income using the treasury stock method is increased by $490,000.